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                                                                Exhibit 99(h)(7)



PFPC Inc.
4400 Computer Drive
Westborough, MA 05181


Ladies and Gentlemen:

     Reference is made to the Transfer Agent and Registrar Agreement between us dated as of February 4, 1997, as amended (the "Agreement").

     Pursuant to the Agreement, this letter is to provide notice of the creation of an additional investment portfolio of St. Clair Funds, Inc., namely the Munder Institutional Government Money Market Fund (the "New Portfolio").

     We request that you act as Transfer Agent under the Agreement with respect to the New Portfolio.

     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Fund and retaining one copy for your records.


                                   Very truly yours,

                                   St. Clair Funds, Inc.

                                   By: /s/ Stephen J. Shenkenberg
                                       --------------------------


                                   Accepted:

                                   PFPC Inc.

                                   By: /s/ John McLaughlin
                                       -------------------


Date:  August 1, 2001